UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2015 (August 27, 2015)

PHAR-MOR, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-27050	25-1466309
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 39069, Solon, Ohio		44139-0069
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 330-740-2920

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 Regulation FD Disclosure

On September 16, 2015, the Registrant was advised that on August 27, 2015, the Second Circuit Court of Appeals in Brooklyn, New York, denied plaintiffs’ appeal of the district court’s decision granting the remaining defendants summary judgment in the Brand Name Prescription Drug Antitrust Litigation (“BNPD”) in which the Registrant was a plaintiff. By stipulation, there will be no further appeals thus concluding this case.

The Registrant was simultaneously notified that the remaining settlement funds held by the BNPD litigation trust will be distributed to the plaintiffs, including the Registrant, by the end of 2015.

Subsequently, the Registrant will make a final distribution to its unsecured creditors in accordance with the Bankruptcy court’s Final Order, dated August 3, 2015. There will be no distribution to holders of the Company’s common stock.

Upon completion of this final distribution process, the Registrant will terminate its registration under Securities and Exchange Act of 1934.

As previously reported, on September 24, 2001 Phar-Mor, Inc. (the “Company”) filed voluntary petitions for bankruptcy protection, on behalf of itself and its eight operating subsidiaries, under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Ohio (Case Nos. B-01-4-4007 through B-01-4-4015).

On March 13, 2003, the United States Bankruptcy Court entered an Order Confirming First Amended Joint Plan of Liquidation (the “Plan Order”) proposed jointly by the Debtors (Phar-Mor, Inc. and its named affiliates and subsidiaries) and its Official Committee of Unsecured Creditors.

The Plan Order, among other things, approved the distribution of funds to certain classes of creditors as set forth in such Plan and provided for a Plan Effective Date of March 28, 2003. The Company paid certain administrative claims in full on March 31, 2003 along with payment of certain agreed unsecured claims in the form of an initial distribution of seven percent (7%) of the agreed amount of the unsecured claim. The Company made additional distributions of seven percent (7%), five percent (5%), three percent (3%), three percent (3%) and .5165%, respectively, of the agreed amount of unsecured claims in October 2003, April 2004, October 2004, April 2005 and August 2009.

On August 3, 2009, the United States Bankruptcy Court entered an Order (A) Authorizing the Release of Reserve Funds for Distribution to Creditors and (B) Approving the Implementation of Final Wind-Down Plan for the Closing of the Debtor’s Bankruptcy Case (the “Final Order”).

The Final Order, among other things, authorized the distribution of all of the Company’s remaining funds to unsecured creditors, except for a $100,000 reserve; and approved a plan to close the Company’s bankruptcy case, liquidate the remaining assets and wind-down the Company. The Company made a distribution to creditors holding unsecured claims in August 2009 and the United States Bankruptcy Court closed the Company’s bankruptcy case on September 29, 2009. In accordance with the Final Order, the Company continued to participate as a beneficiary in the BNPD litigation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PHAR-MOR, INC.

Dated: September 21, 2015

	By:	/s/ John R. Ficarro
John R. Ficarro
Chief Administrative Officer

	By:	/s/ Martin S. Seekely
Martin S. Seekely
Chief Financial Officer